EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lexicon United Incorporated

We hereby consent to the inclusion in this registration statement on Form SB-2 for Lexicon United Incorporated of our report, dated April 15, 2007 (except for Notes A and E, as to which the date is May 10, 2007), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Meyler & Company, LLC

Meyler & Company, LLC
Middletown, NJ
May 10, 2007